UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	BGCP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 20, 2019, BGC Partners, Inc. (the “Company” or “BGC”) issued a press release announcing the appointment of Steven Bisgay as Chief Financial Officer of the Company, effective on January 1, 2020 (the “Effective Date”) along with other leadership changes. Mr. Bisgay will be the Principal Financial Officer of the Company. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Bisgay, 52, has 30 years of experience in the securities and financial services industry and significant experience with financial technology companies. Since February 2015, he has served as Chief Financial Officer of Cantor Fitzgerald, L.P. (“Cantor”) and, since April 2015, has served as Chief Financial Officer of Cantor Fitzgerald & Co., overseeing financial operations, including accounting, finance, regulatory reporting, treasury, financial planning and analysis, tax, and risk management, as well as lender and rating agency relations. Prior to his time at Cantor, Mr. Bisgay was Chief Financial Officer at KCG Holdings, Inc., a market-making firm focused on client trading solutions, liquidity services and market-making technologies, from July 2013 to September 2014. Prior to that, he served as Chief Financial Officer and Chief Operating Officer, Head of Business Development, Group Controller, and Director of Internal Audit at Knight Capital Group, Inc.

In addition, since October 2015, Mr. Bisgay has served as Chief Financial Officer of CF Finance Acquisition Corp, a public special purpose acquisition company, and has served as a director of CF Finance Acquisition Corp since March 2019. Mr. Bisgay has served as a director of Rodin Income Trust, Inc., a publicly non-traded REIT, since May 2016, and as its Chief Financial Officer and Treasurer since January 2016 . Since May 2016, Mr. Bisgay has served as a director of Rodin Global Property Trust, Inc., a publicly non-traded REIT, and as Chief Financial Officer and Treasurer since February 2016. Mr. Bisgay was previously a Senior Manager at PricewaterhouseCoopers, LLP. He holds a B.S. in Accounting from Binghamton University, has an MBA from Columbia University, and is a Certified Public Accountant.

Mr. Bisgay will no longer be involved in Cantor’s operating businesses, including its investment bank and broker-dealer. Cantor has appointed other executives to take responsibility for these businesses. Mr. Bisgay will continue to oversee overlapping functions such as bondholder, lender, and rating agency relations. Mr. Bisgay has resigned from his positions at CF Finance Acquisition Corp, Rodin Income Trust, Inc. and Rodin Global Property Trust, Inc. effective January 1, 2020.

Mr. Bisgay will receive an initial base salary at an annual rate of $750,000 per year (the “Base Salary”). Additionally, Mr. Bisgay will be eligible to receive incentive bonus awards under the Second Amended and Restated BGC Partners, Inc. Incentive Bonus Compensation Plan, discretionary bonuses and equity and partnership awards under the  Seventh Amended and Restated BGC Partners, Inc. Long Term Incentive Plan and the BGC Holdings, L.P. Participation Plan.

There are no family relationships between Mr. Bisgay and any director or executive officer of the Company. The descriptions of related party transactions between the Company and Cantor contained in BGC’s Definitive Proxy Statement on Schedule 14A for BGC’s 2019 Annual Meeting of Stockholders filed on April 29, 2019 and BGC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed on November 8, 2019 are incorporated by reference herein.

As of the Effective Date, Sean A. Windeatt, who has served as the Company’s Interim Chief Financial Officer since December 2018, will cease to be in that position and will cease to be the Principal Financial Officer. He will remain in his role as the Company’s Chief Operating Officer and Principal Operating Officer.

Discussion of Forward-Looking Statements about BGC

Statements in this document and the attached press release regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit Number	Description

99.1	BGC Partners, Inc. press release dated December 20, 2019

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: December 23, 2019	By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman of the Board and Chief Executive Officer

[Signature Page to Form 8-K, dated December 23, 2019, regarding the appointment of Steven Bisgay as Chief Financial Officer]